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                                                                    EXHIBIT 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

       In connection with the Annual Report of American Claims Evaluation, Inc. (the "Company") on Form 10-KSB for the period ending March 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Gary J. Knauer, Chief Financial Officer of the company, certify pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

       (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

       (2) The information contained in the Report fairly represents, in all material respects, the financial condition and result of operations of the Company.


/s/ Gary J. Knauer

Chief Financial Officer
June 21, 2004











A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to American Claims Evaluation, Inc. and will be retained by American Claims Evaluation, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.